EXHIBIT 2.4

                               ARTICLES OF MERGER

                                       OF

                             DLVN ACQUISITION, INC.

                                      AND

                          CANONLINE GLOBAL MEDIA, INC.


To  the  Secretary  of  State
State  of  Washington

Pursuant to the provisions of the Washington Business Corporation Act, the domestic business corporation and the foreign business corporation herein named do hereby submit the following articles of merger.

          1. Annexed hereto and made a part hereof is the Plan of Merger for merging DLVN Acquisition, Inc. with and into CanOnline Global Media, Inc. as adopted at a meeting by the Board of Directors of DLVN Acquisition, Inc. on October 9, 2003 and adopted at a meeting by the Board of Directors of CanOnline Global Media, Inc. on October 9, 2003.

          2.  The  merger  was  approved by the shareholders of CanOnline Global
Media, Inc.   pursuant to the provisions of Section 23B.11.030 of the Washington
Business  Corporation  Act.

          3. The merger of DLVN Acquisition, Inc. with and into CanOnline Global Media, Inc. is permitted by the laws of the jurisdiction of organization
of  DLVN  Acquisition,  Inc.               and has been authorized in compliance
with  said  laws.

          4. CanOnline Global Media, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Washington Business Corporation Act.

Executed  on  December  18,  2003

                                   DLVN  Acquisition,  Inc.

                              By:  /s/  Michael  Conte
                                   -------------------
                                   Name:  Michael  Conte
                                   Capacity:  President

                                   CanOnline  Global  Media,  Inc.

                              By:  /s/  Peter  Hogendoorn
                                   -----------------------
                                   Name:  Peter  Hogendoorn
                                   Capacity:  President


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          PLAN  OF  MERGER  adopted  by  DLVN  Acquisition,  Inc.,  a  business corporation  organized under the laws of the State of Delaware, by resolution of
its  Board  of Directors on            October 9, 2003, and adopted by CanOnline
Global Media, Inc., a business corporation organized under the laws of the State of Washington, by resolution of its Board of Directors on
October 9, 2003. The names of the corporations planning to merge are DLVN Acquisition, Inc., a business corporation for profit organized under the laws of
the  State  of  Delaware,  and                CanOnline  Global  Media,  Inc., a
business corporation for profit organized under the laws of the State of Washington. The name of the surviving corporation into which DLVN Acquisition, Inc. plans to merge is CanOnline Global Media, Inc

          1. DLVN Acquisition, Inc. and CanOnline Global Media, Inc., shall, pursuant to the provisions of the laws of the State of Delaware and the provisions of the Washington Business Corporation Act, be merged with and into a single corporation, to wit, CanOnline Global Media, Inc., which shall be the surviving corporation upon the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Washington Business Corporation Act. The separate existence of DLVN Acquisition, Inc., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease at the effective time and date of the merger in accordance with the laws of the jurisdiction of its organization.

          2. The Articles of Incorporation of the surviving corporation at the effective time and date of the merger shall be the Articles of Incorporation of said surviving corporation.

          3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Washington Business Corporation Act.

          4. The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

          5. Each issued share of the non-surviving corporation immediately prior to the effective time and date of the merger shall, at the effective time and date of the merger, be converted into one share of the surviving corporation. Each issued share of the surviving corporation immediately prior to the effective date and time of the merger shall, at the effective time and date of the merger, be converted into one share of Delivery Now Corp., a Delaware corporation, and the holder of all of the issued shares of DLVN Acquisition, Inc.


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          6.  The  merger  of  the  non-surviving  corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the non-surviving corporation, and the Plan of Merger herein made and approved shall be submitted to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Washington Business Corporation Act.

          7. In the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the non-surviving corporation, and in the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Washington Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and of the State of Washington, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          8. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.


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